EXHIBIT 21  - SUBSIDIARIES OF THE REGISTRANT


                               MDC PARTNERS INC

                    LIST OF SUBSIDIARIES OF THE REGISTRANT

Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Accent Marketing Services, LLC                       Delaware
Accumark Promotions Group Inc.                       Ontario
Allard Johnson Communications Inc.                   Ontario
Ambrose Carr Linton Carroll Inc.                     Ontario
Ashton-Potter Canada Ltd.                            Ontario
Ashton-Potter (USA) Ltd.                             Delaware
Banjo, LLC                                           Delaware
Bratskeir & Company Inc.                             Delaware
Bruce Mau Design Inc.                                Ontario
Bryan Mills Group Ltd.                               Ontario
Chinnici Direct Inc                                  Delaware
Cliff Freeman + Partners LLC                         Delaware
Colle & McVoy, Inc.                                  Minnesota
Computer Composition of Canada Inc.                  Ontario
Fletcher Martin Ewing LLC                            Delaware
Hello Design, LLC                                    Delaware
Henderson bas                                        Ontario
Integrated Healthcare Communications Inc.            Ontario
Mr. Smith Agency
    (formerly named Interfocus Network Ltd.)         England
Kirshenbaum Bond & Partners LLC                      New York
   Also operating as:
     Lime Public Relations and Promotions
     The Media Kitchen
     Dotglu, Inc.
Kirshenbaum Bond & Partners West                     California
Lifemed Marketing LLC                                Delaware
Mackenzie Marketing Inc.                             Delaware
Margeotes / Fertitta + Partners LLC                  Delaware
Maxxcom Inc.                                         Delaware
Maxxcom Inc.                                         Ontario
Metaca Corporation                                   Ontario
Mono Advertising LLC                                 Delaware
Northstar Research Partners LLC                      Ontario
Placard Pty. Ltd.                                    Australia
Pro-Image Corporation                                Delaware
Source Marketing, LLC                                New York
656712 Ontario Limited                               Ontario
   Also operating as:
     Onbrand (formerly Strategies)
Targetcom, LLC                                       Delaware
Veritas Communications Inc.                          Ontario
Vitro Robertson LLC                                  Delaware